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                                                                       EXHIBIT 8

                   SIGNIFICANT SUBSIDIARIES OF AMDOCS LIMITED

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
                                       JURISDICTION OF
                                      INCORPORATION OR
     LIST OF THE SUBSIDIARIES           ORGANIZATION                  BUSINESS NAME
     ------------------------         ----------------                -------------
Amdocs (Brazil) Limitada             Brazil               Amdocs (Brazil) Limitada

Amdocs Canada, Inc.                  Canada               Amdocs Canada, Inc.

Amdocs Holdings ULC                  Canada               Amdocs Holding ULC

Amdocs Canadian Managed Services,    Canada               Amdocs Canadian Managed Services, Inc.
  Inc. (f/k/a Certen Inc.)

Amdocs (Denmark) ApS                 Denmark              Amdocs (Denmark) ApS

Amdocs Software GmbH                 Germany              Amdocs Software GmbH

Amdocs Software Solutions Kft        Hungary              Amdocs Software Solutions Kft

Amdocs Development Centre India      India                Amdocs Development Centre India
  Private Limited                                         Private Limited

Amdocs Software Systems Ltd.         Ireland              Amdocs Software Systems Ltd.

European Software Marketing Ltd.     Island of Guernsey,  European Software Marketing Ltd.
                                     Channel Islands

Amdocs (Israel) Limited              Israel               Amdocs (Israel) Limited

Amdocs Development Limited           Republic of Cyprus   Amdocs Development Limited

Amdocs Champaign, Inc.               State of Delaware    Amdocs Champaign, Inc.

Amdocs, Inc.                         State of Delaware    Amdocs, Inc.

Amdocs Stamford, Inc.                State of Delaware    Amdocs Stamford, Inc.

Amdocs (USA), Inc.                   State of Delaware    Amdocs (USA), Inc.

Canadian Directory Technology Ltd.   State of Delaware    Canadian Directory Technology Ltd.

Sypress, Inc.                        State of Delaware    Sypress, Inc.

Amdocs Management Limited            United Kingdom       Amdocs Management Limited

Amdocs (UK) Limited                  United Kingdom       Amdocs (UK) Limited

European Support Limited             United Kingdom       European Support Limited

Directory Technology (Pty) Limited   Victoria, Australia  Directory Technology (Pty) Limited
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